EXHIBIT 99.1

Contact: James R. Ladd, Senior Vice President, Finance & Operations, and CFO BSQUARE Corporation Tel: 425-519-5900 investorrelations@bsquare.com

FOR RELEASE AT 4:00 AM (P.D.T.)

BSQUARE Announces Preliminary Second Quarter Revenue Above Management Guidance,

Company-Wide Restructuring to Reduce Operating Expenses

BELLEVUE, WA, July 17, 2002 – BSQUARE Corporation (Nasdaq: BSQR) today announced that revenue for the second quarter of 2002, ended June 30, will be approximately $9.0 million, which is higher than management’s guidance of $6.5 – 7.5 million provided in the company’s first quarter financial release and conference call. On a cash basis, the company expects to report a second quarter net loss in the range of $(0.20) to $(0.25) per share, which is consistent with management’s previous target range.

Chief financial officer Jim Ladd said the unanticipated revenue growth reflected a market share gain in Microsoft product licensing. “Early in the quarter a smaller competitor left the market and we moved quickly to capture its share of the business,” Ladd said. “Microsoft product licensing is relatively low-margin business, but we saw this as an opportunity to leverage our market leading position and gain access to an expanded base of potential customers for BSQUARE’s product and service solution suites.”

Chief executive officer Bill Baxter said that apart from this new revenue stream, the company’s core business remains solid but continues to reflect the current economic slowdown. “We’re particularly encouraged by the success of our SmartBuild product line, and the strength and quality of our customer relationships represent a solid platform for growth. Nevertheless, we are committed to return to profitability sooner rather than later, and to do that we must continue to align our operating model with current market conditions. During the past year we have implemented a number of measures to lower our operating expenses. Today, we are taking further steps to reduce expenses by reducing investments in research and development initiatives and reducing our sales, general and administrative departments. These actions will result in an overall reduction in our company-wide headcount by 120 people or 30 percent, over the next three months,” Baxter said.

As a result of the consolidation and reduction in force, Ladd estimates an approximate annual savings of $13 to $15 million. In connection with these one-time events, the company plans to take a restructuring charge in the third quarter of 2002.

Conference Call to Discuss Today’s Announcement

The company will host a conference call with management to discuss this announcement today, July 17, 2002 at 6:00 AM Pacific Daylight Time. To join the call please dial (706) 634-1118 — confirmation #: 4943126. A telephone replay will be available later in the morning, to access the replay, please dial (706) 645-9291 — confirmation #: 4943126. The telephone replay will available for three days following the call.

Second Quarter Earnings Conference Call

The company will discuss its strategy and outlook as well as ongoing cost-management measures on the second quarter conference call following its release of complete second quarter results after the market close on July 25, 2002. Management will host the conference call Thursday, July 25, 2002, at 2:00 PM Pacific Daylight Time. To access the call, please dial (706) 634-1118 reference BSQUARE or confirmation #: 4785701. The call may also be accessed by web cast at www.BSQUARE.com in the investor relations section. A web cast replay will be available later in the day for 7 days following the call. A telephonic replay of the call will be available later in the day: to access the replay, please dial (706) 645-9291 — reference confirmation code 4785701. The telephonic replay will be available for three days following the call.

About BSQUARE

BSQUARE accelerates the development, deployment, and management of next generation smart devices and applications. The company’s product and service suites include Device Development Solutions, Wireless Solutions and Location-based Solutions. For nearly a decade, BSQUARE has provided more than 150 world-class manufacturers, integrators and service providers the necessary building blocks to design, develop and test innovative products quickly and cost effectively. BSQUARE offers its customers the deepest expertise in the latest hardware and software platforms and systems, providing critical engineering services that have resulted in the successful launch of hundreds of new products and applications.

BSQUARE’s new wireless product and service solutions help companies expand into new data-oriented mobile markets, increasing client revenue and reducing risk and support costs associated with product development. For more information, visit BSQUARE at www.BSQUARE.com or call 888-820-4500.

# # #

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements relating to our sales that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect BSQUARE’s actual results include adverse changes in BSQUARE’s relationship with Microsoft, a decline in the market for Windows CE-based smart devices or the failure of such market to develop as anticipated, delays in product development by new and existing customers, risks associated with fixed-fee contracts, competition and intellectual property risks. A more detailed description of risk factors include, but are not limited to, those discussed in BSQUARE’s Quarterly Report on Form 10-Q, in the section entitled “Certain Factors That May Affect Future Results.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. BSQUARE undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.